CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


     As independent public accountants, we hereby consent to the use of our report dated December 20, 2004 for the Becker Value Equity Fund and to all references to our firm included in or made a part of this Post-Effective Amendment No. 28 to Unified Series Trust's Registration Statement on Form N-1A (File No. 333-100654), including the references to our firm under the heading "Financial Highlights" in the Prospestus and under the heading "Accountants" in the Statement of Additional Information for the Becker Value Funds.

January __, 2005

Cohen McCurdy, Ltd.


By:     /s/ Cohen McCurdy
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